ARTICLES OF INCORPORATION
                                       OF
                         FISCHER-WATT GOLD COMPANY, INC.


     The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:

                                    Article I
                                    ---------

                                      Name
                                      ----

The name of the corporation is Fischer-Watt Gold Company, Inc.

                                    Duration
                                    --------

                                   Article II
                                   ----------

The duration of the corporation is perpetual.

                                   Article III
                                   -----------

                                    Purposes
                                    --------
The purposes for which this corporation is organized are:

     Section 1. To engage in the business of mining and mineral exploration, and to that end to own, acquire, improve, develop, sell, lease and convey lands or mineral claims or any right, title, or interest therein; and to search, explore, prospect or drill for, and exploit ores and minerals therein or thereupon.

     Section  2.  To  purchase  or  otherwise  acquire,  own,  mortgage,   sell,
manufacture, assign and transfer or otherwise dispose of, invest, trade, deal in and with real and personal property, of every kind, class and description.

     Section 3. To issue promissory notes, bonds, debentures, and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.

     Section 4. To enter into or execute contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.


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     Section 5. To acquire and develop any interest in patents,  trademarks  and copyrights connected with the business of the corporation.

     To borrow money, without limitation, and give a lien on any of its property as security for any borrowing.

     Section 7. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporations either within or out of the State of Nevada heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; pay for the same in cash, property, or the corporation's own or other securities; hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, assume or guaranty performance of any liabilities, obligations or contracts of such persons, firms associations or corporations, and to conduct the whole or any part of any business thus acquired.

     Section 8. To purchase, receive, take, acquire, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with the corporation's shares and its other securities from time to time to the extent, in the manner and upon terms determined by the Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of the corporation's capital, except to the extent permitted by law.

     Section 9. To  reorganize,  as an  incorporator,  or cause to be  organized under the laws of any State of the United States of America, or of any commonwealth, territory, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     Section 10. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conductive to or expedient for the protection or benefit of the corporation.

     Section 11. To engage in any lawful business or activity which may be conduct under the laws of the State of Nevada or any other state or nation wherein this corporation shall be authorized to transact business.


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                                   Article IV
                                   ----------

                                 Capitalization
                                 --------------

     Section 1. The total number of shares of all classes which the Corporation has authority to issue is 200,000,000, all of which shall be Common Stock, par value $.001 per share.

     Section 2. Cumulative voting shall not be allowed in election of Directors or for any other purpose.

     Section 3. No holder of any shares of Common Stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing such rights or options to subscribe for, purchase or otherwise acquire such shares.

     Section 4. All shares, Common and Preferred, after the amount fixed by the Board of Directors has been paid, shall be subject to no further assessments to pay the debts of the Corporation and no stock issued as fully paid-up shall ever be assessable or assessed and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefor, so as to amend, modify or rescind this Section 4 of Article IV.

                                    Article V
                                    ---------

                                Principal Office
                                ----------------

     The address of the principal office of the corporation is 7253 Mira Vista, Las Vegas, Nevada 89120. The corporation may maintain such other offices, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require. Article VI

                                    Directors
                                    ---------

     The corporation shall be governed by a Board of Directors and shall have not less than three (3) nor more than seven (7) directors as determined, from time to time, by the Board of Directors; provided, however, that if the corporation shall at any time have fewer than three (3) shareholders, the Board of Directors may consist of fewer than three (3) directors, but in no event fewer than the total number of such shareholders. The original Board of Directors shall be comprised of one (1) person. The name and address of the person who is to serve as director until the first annual meeting of shareholders and until his successor is elected and shall qualify is as follows:

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                                   Article VII
                                   -----------

                                 Indemnification
                                 ---------------

     Section 1. No officer or Director of this corporation shall have any personal liability to the Corporation or to the stockholders of this Corporation for any damages, loss or claim for breach of a fiduciary duty as an officer or director, except any liability, damage, loss or claim for: (1) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(2) The payment of dividends in violation of NRS 78.300.

     Section 2. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss including attorney's fees, judgements, fines and amounts paid or to be paid in settlement reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

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     Whether or not  provided by the  By-Laws,  the  indemnification  provisions above provided shall include, but not be limited to, reimbursement of all fees, including amounts paid in settlement and attorneys' fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit.

     Section 3. The Board of Directors may from time to time provide in the By-Laws or by resolution such other provisions for indemnification of the officers, directors, agents and other persons of the Corporation to the full extent permitted by the laws of the State of Nevada.











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